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EDWARDS   Certified Public Accountants & Business Advisors
SAUER &   ----------------------------------------------------------------
OWENS     500 Warner Centre, 332 Fifth Avenue, Pittsburgh, PA 15222
          Phone: 412-281-9211   Fax: 412-281-2407     A Professional Corporation
          www.esocpa.com                              Direct Dial:




                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Eureka Financial Corp.
Pittsburgh, Pennsylvania


     We consent to the incorporation by reference in this Registration Statement of Eureka Financial Corp. on Form S-8 of our report dated November 22, 2002, incorporated by reference in the Annual Report on Form 10-KSB of Eureka Bank for the year ended September 30, 2002.



/s/ Edwards, Sauer and Owens



June 23, 2003

Pittsburgh, Pennsylvania